UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2007 (December 7, 2007)

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2007 (“Grant Date”), GAMCO Investors, Inc. (“GAMCO” or “our”) issued 385,400 shares of restricted stock to our staff.  All of the restricted stock awards have the same vesting schedule where 30% of the shares vest after three years from the Grant Date and the remaining 70% vest after five years from the Grant Date.  A copy of the form of Restricted Stock Award Agreement, which sets forth the terms and conditions of the restricted stock awards, is attached hereto as Exhibit 10.1 and incorporated herein.

Our named executive officers (other than Mario J. Gabelli, our Chairman and Chief Executive Officer) received restricted stock awards on the Grant Date subject to the terms and conditions of the Restricted Stock Award Agreement.  Douglas R. Jamieson (President and Chief Operating Officer) received 16,000 shares, James E. McKee (Vice President, General Counsel and Secretary) received 6,000 shares, and each of Bruce N. Alpert (Executive Vice President and Chief Operating Officer of Gabelli Funds, LLC), Kieran Caterina (Acting co-Chief Financial Officer), Diane M. LaPointe (Acting co-Chief Financial Officer) and Henry Van der Eb (Senior Vice President) received 5,000 shares.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1           Form of Restricted Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Douglas R. Jamieson
Douglas R. Jamieson President and Chief Operating Officer

Date:	December 13, 2007